                              GARAN, INCORPORATED


            NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK

This form (or a facsimile hereof) may be used to accept the Offer (as defined below) if:

     (a) certificates for shares of common stock ("Shares") of Garan, Incorporated, a Virginia corporation ("Company"), cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Company's Offer to Purchase dated May 4, 2001 ("Offer to Purchase")),

     (b) the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) cannot be completed on a timely basis, or

     (c) the Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be delivered to the Depositary prior to the Expiration Date.

     This form, properly completed and duly executed, may be delivered by hand, mail, or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.



                       TO: EQUISERVE TRUST COMPANY, N.A.

                             -------------------
                             By Overnight Courier:
                         EQUISERVE TRUST COMPANY, N.A.
                            Attn: Corporate Actions
                              40 Campanelli Drive
                              Braintree, MA 02184



By Mail:                          By Facsimile Transmission:        By Hand:
EQUISERVE TRUST COMPANY, N.A.     EQUISERVE TRUST COMPANY, N.A.     Securities Transfer &
Attn: Corporate Actions           (781) 575-4826                    Reporting Services, Inc.
P.O. Box 43025                    Confirm by Telephone:             C/O EquiServe
Providence, RI 02940-3025         (781) 575-4816                    100 William Street, Galleria
                                                                    New York, NY 10038

                              -------------------

     DELIVERY OF THIS INSTRUMENT AND ALL OTHER DOCUMENTS TO THE ADDRESS OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"), receipt of both of which is hereby acknowledged, Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

                                    ODD LOTS

  To be completed ONLY if the Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

[ ] was the beneficial or record owner of an aggregate of fewer than 100
    Shares, all of which are being tendered; or

[ ] is a broker, dealer, commercial bank, trust company, or other nominee that
    (a) is tendering for the beneficial owner(s) thereof Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

UNLESS A BOX UNDER "PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED" IN THIS NOTICE OF GUARANTEED DELIVERY IS CHECKED, THE UNDERSIGNED IS TENDERING SHARES AT THE PURCHASE PRICE, AS THE SAME SHALL BE DETERMINED BY THE COMPANY IN ACCORDANCE WITH THE TERMS OF THE OFFER.

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED


                              CONDITIONAL TENDER

[ ] check here if tender of Shares is conditional on the Company purchasing all or a minimum number of the tendered Shares and complete the following:
    Minimum number of Shares to be sold: _______________________________________

--------------------------------------------------------------------------------
        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
--------------------------------------------------------------------------------

                              CHECK ONLY ONE BOX.
            IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES

(SHAREHOLDERS WHO DESIRE TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH SHARES ARE TENDERED. HOLDERS OF FEWER THAN 100 SHARES WHO ELECT TO TENDER THEIR SHARES AT THE PURCHASE PRICE AS DETERMINED BY THE COMPANY SHOULD NOT CHECK ANY BOX BELOW.)

--------------------------------------------------------------------------------

   [ ] $26.00      [ ] $26.75    [ ] $27.50    [ ] $28.25    [ ] $29.00    [ ] $29.75
   [ ] $26.25      [ ] $27.00    [ ] $27.75    [ ] $28.50    [ ] $29.25    [ ] $30.00
   [ ] $26.50      [ ] $27.25    [ ] $28.00    [ ] $28.75    [ ] $29.50



        (Please type or print)                           SIGN HERE
    Certificate Nos. (if available):
                                            ------------------------------------
                                                        Signature(s)
   ----------------------------------
                                            Dated: -----------------------------
   ----------------------------------
                  Name(s)
                                            If Shares will be tendered by book-
                                            entry transfer, check this box: [ ]
   ----------------------------------
                Address(es)

   ----------------------------------

   ----------------------------------
  Area Code(s) and Telephone Number(s)      Account Number: --------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned is a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States and represents that: (a) the above-named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) such tender of Shares complies with such Rule 14e-4 and guarantees that the Depositary will receive
(i) certificates for the Shares tendered hereby in proper form for transfer or
(ii) confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) into the Depositary's account at The Depository Trust Company together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal, all within three American Stock Exchange trading days after the date the Depositary receives this Notice of Guaranteed Delivery.



Authorized Signature: ---------------    Address: ------------------------------

Name: -------------------------------    ---------------------------------------
              (Please Print)                      (Including Zip Code)

Title: ------------------------------    Area Code and Telephone Number:

Name of Firm: -----------------------    ---------------------------------------

                                         Date: ---------------------------, 2001


DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH A LETTER OF TRANSMITTAL.